As filed with the Securities and Exchange Commission on May 25, 1999

                           Registration No. 333-14461

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               WORLD AIRWAYS, INC.
             (Exact name of registrant as specified in its charter)


     DELAWARE                       4500                     94-1358276
 (State or other             (Primary standard            (I.R.S. employer
 jurisdiction of         industrial classification      identification number)
 ncorporation or                   number)
  organization)


                        13873 PARK CENTER ROAD, SUITE 490
                             HERNDON, VIRGINIA 20171
                                 (703) 834-9200
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)


                   WORLD AIRWAYS, INC. 1995 STOCK OPTION PLAN
                            (Full title of the plan)


                                VANCE FORT, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY
                               WORLD AIRWAYS, INC.
                        13873 PARK CENTER ROAD, SUITE 490
                             HERNDON, VIRGINIA 20171
                                 (703) 834-9200
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                     PROPOSED
TITLE OF             ADDITIONAL      MAXIMUM        PROPOSED         AMOUNT
SECURITIES             AMOUNT        OFFERING       MAXIMUM            OF
PREVIOUSLY             TO BE         PRICE          AGGREGATE     REGISTRATION
REGISTERED           REGISTERED      PER SHARE(1)   OFFERING          FEE
---------------    --------------   ------------  -------------    -----------
Common Stock,
$.001 per share    700,000 shares     $1.62       $1,134,000.00      $3,152.52

(1) Estimated solely for the purpose of computing the registration fee, and with respect to the additional securities only, pursuant to Rule 457(c), on the basis of $1.62 per share, which was the average of the high and low prices of the registrant's Common Stock as reported on the NASDAQ SmallCap Market on May 20, 1999.

                      REGISTRATION OF ADDITIONAL SECURITIES

         In accordance with General Instruction E to Form S-8, the registrant hereby incorporates by reference the contents (except for Items 1, 2, and 8) of its Form S-8 registration statement, Commission file no. 333-14461, filed October 18, 1996, covering 1,100,000 shares of the registrant's Common Stock, $.001 par value per share, underlying options available for grant under the World Airways, Inc. 1995 Stock Option Plan. This registration statement is being filed for the purpose of registering an additional 700,000 shares of the registrant's Common Stock for possible grant under the same employee benefit plan and, except to the extent that it incorporates the earlier registration statement, includes only new information for Items 1, 2, and 8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         World Airways, Inc. (the "registrant" or the "Company") shall deliver or cause to be delivered to each participant, to the extent material (and prior to the making of any investment decision), one or more documents containing the information specified in Item 1. The document or documents themselves are not required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 428 and the Note to Part I.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The registrant shall provide to each participant, prior to the making of any investment decision, a written statement advising the participant of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II and stating that these documents are incorporated by reference into the Section 10(a) prospectus. The statement shall also indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b) and including the address (giving title or department) and telephone number to which the request is to be directed. The written statement itself is not required to be filed with the Commission pursuant to Rule 428 and the Note to Part I.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

NUMBER                             DESCRIPTION

 4.1 Article IV of the Amended and Restated Certificate of Incorporation and Section 6 * of the Amended and Restated Bylaws (Exhibits 3.1 and 3.2 to the Company's Registration Statement on Form S-1, Commission file no. 33-95488, filed August 8, 1995)

 4.2     Stock Purchase Agreement among Malaysian Helicopter Services Berhad,

         WorldCorp, Inc., and the Company (Exhibit 10.1 to the Current Report on Form 8-K of WorldCorp, Inc., Commission file no. 1-9591, filed March 14, 1994)

 4.3 Stock Registration Rights Agreement between Malaysian Helicopter Services Berhad and the Company (Exhibit 10.2 to the Current Report on Form 8-K of WorldCorp, Inc., Commission file no. 1-9591, filed March 14, 1994)

 4.4 Shareholders Agreement among Malaysian Helicopter Services Berhad, WorldCorp, * Inc., and the Company, as amended (Exhibits 10.3 and 10.4 to the Current Report on Form 8-K of WorldCorp, Inc., Commission file no. 1-9591, filed March 14, 1994)

 4.5 Indenture between the Company and First Union National Bank, as Trustee (Exhibit * 4.1 to the Company's Registration Statement on Form S-3, Commission file no. 333-39673, filed November 6, 1997)

 4.6 Form of 8% Convertible Subordinated Debenture due 2003, included in the Indenture * (Exhibit 4.1 to the Company's Registration Statement on Form S-3, Commission file no. 333-39673, filed November 6, 1997)

 4.7 Registration Rights Agreement among the Company and the Initial Purchasers of the * Debentures (Exhibit 4.3 to the Company's Registration Statement on Form S-3, Commission file no. 333-39673, filed November 6, 1997)

 4.8 Purchase Agreement among the Company and the Initial Purchasers of the Debentures * (Exhibit 4.4 to the Company's Registration Statement on Form S-3, Commission file no. 333-39673, filed November 6, 1997)

 5.1     Opinion and Consent of Counsel

23.1 Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

23.2     Consent of Independent Accountants


* Incorporated by reference pursuant to Rule 12b-32.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herndon, Virginia, on May 25, 1999.

                                          WORLD AIRWAYS, INC.


                                    By:   ___________________________________
                                          Hollis L. Harris
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 25, 1999 by the following persons in the capacities indicated, each of whom appoints Vance Fort and Cathy Sigalas, severally and not jointly, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this Registration Statement, making such changes in the Registration Statement as may be appropriate, and any other registration statement for the same offering to the extent permitted by Item 601(b)(24) of Regulation S-K, and generally to do all such things in their behalf in their capacities as officers and directors to enable World Airways, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission in connection with the offering and sale of the securities covered hereby:

SIGNATURE                                     CAPACITY
---------------------------------------       ----------------------------------

_______________________________________       Chairman of the Board of Directors
Hollis L. Harris                              and Chief Executive Officer
                                              (Principal Executive Officer)

_______________________________________       Director
Daniel J. Altobello

_______________________________________       Director
A. Scott Andrews

_______________________________________       Director
John C. Backus, Jr.

_______________________________________       Director
Mark M. Feldman

_______________________________________       Director
Ronald R. Fogleman

_______________________________________       Director
Rodger R. Krouse

_______________________________________       Director
Lim Kheng Yew

_______________________________________       Director
Wan Malek Ibrahim

_______________________________________       Director
Russell L. Ray, Jr.

_______________________________________       Director
Wilbur L. Ross, Jr.

_______________________________________       Director
Peter M. Sontag

_______________________________________       Chief Financial Officer
Gilberto M. Duarte, Jr.                       (Principal Financial and
                                              Accounting Officer)